EXHIBIT 10.3

Software Development Services Agreement

THIS Software Development Services Agreement (“Agreement”) is made effective the 20th day of April 2021 by and between myTreat, Inc., a Nevada corporation (the “COMPANY”) with Registration number: 862265420 and Nikolaos Sratigakis a Greek Corporation (the “SOFTWARE DEVELOPER”) with Registration number: EL070681899.

WHEREAS, COMPANY is in the technology development, sales, and marketing services;

WHEREAS, SOFTWARE DEVELOPER represents that it has the expertise to develop and code software to the COMPANY’s specifications;

WHEREAS, SOFTWARE DEVELOPER desires to develop software for the COMPANY upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein to set forth, the parties hereby agree as follows:

1.	DEFINITIONS: The following capitalized terms, when used in this Agreement, shall have the meanings ascribed to them in this Section 1:

1.1.

“Product” shall mean the software program to be developed by SOFTWARE DEVELOPER pursuant to this Agreement in accordance with the Specifications, together with user manuals, other documentation and any other ancillary materials to be developed by SOFTWARE DEVELOPER pursuant hereto and as specified at various times during the term of the Agreement that will be designated as succeeding Exhibits with such exhibits denoting the project name, description of project, and project cost. Each such exhibit will require the signatures of the Parties.

1.2.

“Specifications” shall mean the specifications for the Product as directed by COMPANY, together with any additional specifications or modifications to the specifications that may be agreed to in writing by the parties during the term of this Agreement as specified as various times during the term of the Agreement in defined Exhibits.

	1.3.	“Intellectual Property” shall mean all to COMPANY.

2.	TERMS AND CONDITIONS

2.1.

DEVELOPMENT OF THE PRODUCT: COMPANY hereby retains SOFTWARE DEVELOPER to design and develop, and SOFTWARE DEVELOPER hereby agrees to design and develop the Product in accordance with defined Exhibits during the term of the Agreement.

	2.2.	CHANGE ORDERS: In the event COMPANY desires to make any modifications to the defined Exhibits, the COMPANY shall provide a detailed change order in writing.

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	2.3.	SUPPORT AND MAINTENANCE: Any support and maintenance services, updates, versions, or new releases shall be contracted under a separate agreement between SOFTWARE DEVELOPER and the COMPANY.

2.4.

COMPANY RESPONSIBILITIES: COMPANY shall make available to SOFTWARE DEVELOPER all technical data, programs, files, documentation, test data, sample output, or other information and resources, to the extent that they exist, to assist SOFTWARE DEVELOPER for the performance of the Services.

2.5.

PROJECT MANAGERS: COMPANY and SOFTWARE DEVELOPER shall assign a Project Manager for managing the implementation of the Product. The Project Managers shall be responsible for: (i) managing the day-to-day activities under this Agreement, (ii) serving as liaisons between the parties, (iii) assigning and scheduling the appropriate personnel to perform all the required services under this Agreement, and (iv) authorizing and executing all Change Order(s).

	2.6.	ASSIGNMENT OF PROJECT: SOFTWARE DEVELOPER shall not assign subcontractors to this project.

3.	FEES

	3.1.	The COMPANY shall pay the SOFTWARE DEVELOPER the fees specified in defined Exhibits during the term of the Agreement.

4.	INTELLECTUAL PROPERTY RIGHTS AND LICENSE
4.1.

PRODUCT: All materials, including, but not limited to, software, programs, source code and object code, comments to the source or object code, specifications, documents, abstracts and summaries thereof (collectively, the “Products”) developed by the SOFTWARE DEVELOPER shall be the exclusive property of the COMPANY and the SOFTWARE DEVELOPER irrevocably assigns and transfers to COMPANY all right, title and interest in and to the Products, including, without limitation, all patent and copyright interests, and agrees to execute all documents reasonably requested by COMPANY for the purpose of applying for and obtaining domestic and foreign patent and copyright registrations.

5.	TERM AND TERMINATION
	5.1.	TERM: This Agreement shall be effective from April 1, 2021 to December 31, 2021

5.2.

TERMINATION FOR CAUSE: This Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days of receipt of the notice.

5.3.

RETURN OF PROPRIETARY OR CONFIDENTIAL INFORMATION: Within ten (10) days after the termination or expiration of this Agreement, each party shall return to the other all Proprietary or Confidential Information of the other party (and any copies thereof) in the party’s possession or, with the approval of the party, destroy all such Proprietary or Confidential Information. “Proprietary or Confidential Information” shall include, but is not limited to, written or oral contracts, trade secrets, know- how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process.

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5.4.

PRODUCT: SOFTWARE DEVELOPER warrants that for a period of  days with regard to the Exhibit attached and/or succeeding exhibits attached defining the scope of work , that the component of the Product or the Product itself will operate in accordance with all the material terms of the Product Specifications. SOFTWARE DEVELOPER shall correct the nonconformity or refund to COMPANY the dollar amount attributable to the number of actual hours SOFTWARE DEVELOPER spent developing the defective portion of the Product.

	5.5.	PERFORMANCE OF PROFESSIONAL SERVICES: SOFTWARE DEVELOPER warrants that the professional services will be performed in a workmanlike and professional manner by appropriately qualified personnel.

6.	INDEMNIFICATION OBLIGATIONS

6.1.

INDEMNITY: The COMPANY and the SOFTWARE DEVELOPER shall mutually defend, indemnify, save and hold one another harmless from all demands, liabilities, losses, costs and claims, including reasonable attorneys’ fees, asserted against either party, its contracted providers, agents, Clients, officers and employees

7.	CONFIDENTIALITY

7.1.

The parties agree to hold each other’s Proprietary or Confidential Information in strict confidence. The parties agree not to make each other’s Proprietary or Confidential Information available in any form to any third party or to use each other’s Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party’s Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, SOFTWARE DEVELOPER and COMPANY acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of two (2) years from the Effective Date.

8.	CHOICE OF LAW; VENUE; LIMITATION OF ACTIONS

8.1.

This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Nevada and the parties’ consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Nevada for any dispute arising out of this Agreement.

9.	INDEPENDENT CONTRACTOR STATUS

9.1.

The relationship of SOFTWARE DEVELOPER to COMPANY will be that of an independent contractor, and neither SOFTWARE DEVELOPER nor any employee of SOFTWARE DEVELOPER will be deemed to be an agent or employee of COMPANY. It is expressly understood that this undertaking is not a joint venture.

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10.	NOTICES

10.1.

Any written notice or demand required by this Agreement shall be sent by registered or certified mail (return receipt requested), personal delivery, overnight commercial carrier, or other guaranteed delivery to the other party at the address set forth herein. The notice shall be effective (a) as of the date of delivery if the notice is sent by personal delivery, overnight commercial courier or other guaranteed delivery, and (b) as of five (5) days after the date of posting if the notice is transmitted by registered or certified mail.

11.	ENTIRE AGREEMENT

11.1.

This Agreement and all exhibits, schedules, and Change Order(s) set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement, except as referenced herein. This Agreement may be amended only by a written agreement signed by both parties.

12.	DISPUTES

12.1.

COMPANY and SOFTWARE DEVELOPER agree to make a good-faith effort to resolve any disagreement arising out of, or in connection with, this Agreement through negotiation. Should the parties fail to resolve any such disagreement within ten (10) days, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the interpretation or breach thereof, shall be submitted by either party to arbitration in ____ and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator, who shall be (a) selected in the sole discretion of the American Arbitration Association administrator and (b) a licensed attorney with at least ten (10) years’ experience in the practice of law and at least five (5) years’ experience in the negotiation of technology contracts or litigation of technology disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the state courts of          sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of Nevada _____ or any other applicable law. The arbitrator must issue his or her resolution of any dispute within thirty (30) days of the date the dispute is submitted for arbitration. The written decision of the arbitrator shall be final and binding and enforceable in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court.

13.	SEVERABILITY

	13.1.	In the event that a court finds any provision of this Agreement invalid and/or unenforceable, the parties agree that the remaining provisions shall remain valid and in force.

14.	ASSIGNMENT
	14.1.	Neither party may assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of the other.

15.	REMEDIES NOT EXCLUSIVE

15.1.

The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

16.	CHOICE OF LAW AND JUSRISDICTION

16.1.

This Agreement will be governed and interpreted by the laws of the jurisdiction of the State of Nevada, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally agree to the non-exclusive jurisdiction of the courts of the jurisdiction of the State of Nevada, and all courts competent to hear appeals there from.

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IN WITNESS WHEREOF, SOFTWARE DEVELOPER and COMPANY have executed this Agreement effective as of the date and year first written above.

FOR	myTreat, Inc	FOR	Nikolaos Stratigakis

BY:	HELEN VARDALOS	BY:	Nikolaos Stratigakis
TITLE:	Chief Financial Officer	TITLE:	Owner, CEO
DATE:	04/20/2021	DATE:	04/20/2021
SIGNATURE		SIGNATURE

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Exhibit A:

1. Scope of Work

a.	An online platform (the “REGISTRATION SYSTEM”).
This online platform will allow the shop owners/managers to register their shop and catalog with the myTreat platform. It shall include the following features:

(i)	Will allow the owner/manager to register with the platform.
(ii)	Will be able to receive online payments.
(iii)	The store owner/manager will be able to add multiple shops.
(iv)	The store owner/manager will be able to add-edit the store’s products and prices.
(v)	will be able to receive notifications for incoming Treats.
(vi)	Will be able to view the history and statistics of Treats” per shop.

b.	A Mobile application (the “MOBILE APPLICATION”). for Android and iOS devices. This mobile application will be the app the final users will download and use in order to send and receive Treats.

(i)	Register Users.
(ii)	Send and Receive Treats.
(iii)	Create News Feed.
(iv)	Connect to social Networks.

2. Costs

a.	30,000 euro (exclusive of VAT)

3. Payment Terms

a.	5,000 euro at closing

b.	25,000 euro in MyTreat restricted shares (at $0.20 cents per share)

c.	Each invoice will be paid by the COMPANY within 5 days from the date of issue.

FOR	myTreat, Inc	FOR	Nikolaos Stratigakis
BY:	HELEN VARDALOS	BY:	Nikolaos Stratigakis
TITLE:	Chief Financial Officer	TITLE:	Owner, CEO
DATE:	05/05/2021	DATE:	05/05/2021
SIGNATURE:		SIGNATURE:

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